19

                                   EXHIBIT 20

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY



CASUARINA CAYMAN HOLDINGS                    )
LTD., a Cayman Islands, British West         )
Indies corporation, and EDGECLIFF            )
HOLDINGS, LLC, a Kentucky limited            )
liability company,                           )
                                             )
                           Plaintiffs,       )        Civil Action No. ________
                                             )
                  v.                         )
                                             )
LODGIAN, INC., a Delaware corporation,       )
                                             )
                           Defendant.        )

                                NOTICE OF MOTION
                                ----------------

TO:      Lodgian, Inc.                            Anne C. Foster, Esquire
         c/o The Corporation Trust Company        RICHARDS, LAYTON & FINGER
         1201 Orange Street                       One Rodney Square
         Wilmington, DE 19801                     Wilmington, DE  19801

         PLEASE TAKE NOTICE that the undersigned will present the attached Motion to Expedite at the earliest convenience of the Court and counsel.

                                   MORRIS, NICHOLS, ARSHT & TUNNELL


                                   --------------------------------
                                   Alan J. Stone
                                   Jessica Zeldin
                                   1201 N. Market Street
                                   P.O. Box 1347
                                   Wilmington, DE  19899
                                   (302) 658-9200
                                   Attorneys for Plaintiffs


OF COUNSEL:

Martin Flumenbaum
Michael C. Keats
PAUL, WEISS, RIFKIND, WHARTON
   & GARRISON
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

July 19, 2000

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

CASUARINA CAYMAN HOLDINGS                    )
LTD., a Cayman Islands, British West         )
Indies corporation, and EDGECLIFF            )
HOLDINGS, LLC, a Kentucky limited            )
liability company,                           )
                                             )
                           Plaintiffs,       )        Civil Action No. ________
                                             )
                  v.                         )
                                             )
LODGIAN, INC., a Delaware corporation,       )
                                             )
                           Defendant.        )

                         MOTION TO EXPEDITE PROCEEDINGS
                         ------------------------------

         Plaintiffs, Casuarina Cayman Holdings Ltd. and Edgecliff Holdings, LLC, by and through their undersigned counsel, hereby move this Court for an Order in the form attached hereto expediting this proceeding by:

         1. Pursuant to Court of Chancery Rule 12(a), requiring defendants to move, answer or otherwise plead in response to the Complaint within seven (7) days of service;

         2. Scheduling trial of this action at the earliest available date.

         The grounds for this motion are that the last annual meeting of Lodgian, Inc. stockholders was held on June 25, 1999, almost 13 months ago and, as of the day of the filing of this Complaint, Lodgian, Inc. had not announced the date for the annual meeting of stockholders. Plaintiffs have moved to compel an annual meeting pursuant to 8 Del. C. Section 211, which contemplates a summary proceeding.

         WHEREFORE, plaintiffs respectfully request that the Court enter an Order substantially in the form attached expediting discovery and scheduling a prompt trial in this action.

                                   MORRIS, NICHOLS, ARSHT & TUNNELL


                                   --------------------------------
                                   Alan J. Stone
                                   Jessica Zeldin
                                   1201 N. Market Street
                                   P.O. Box 1347
                                   Wilmington, DE  19899
                                   (302) 658-9200
                                   Attorneys for Plaintiffs


OF COUNSEL:

Martin Flumenbaum
Michael C. Keats
PAUL, WEISS, RIFKIND, WHARTON
   & GARRISON
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

July 19, 2000

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


CASUARINA CAYMAN HOLDINGS                    )
LTD., a Cayman Islands, British West         )
Indies corporation, and EDGECLIFF            )
HOLDINGS, LLC, a Kentucky limited            )
liability company,                           )
                                             )
                           Plaintiffs,       )        Civil Action No. ________
                                             )
                  v.                         )
                                             )
LODGIAN, INC., a Delaware corporation,       )
                                             )
                           Defendant.        )

                                      ORDER

         Plaintiffs having moved the Court for the entry of an Order expediting proceedings in this matter, and the Court having found good cause therefore,

         IT IS HEREBY ORDERED this __ day of July, 2000, that:

         1. Plaintiffs' motion to expedite is GRANTED;

         2. Defendants shall be required to move, answer or otherwise plead in response to the Complaint within seven days of service;

         3. This case is scheduled for trial on ____________.



                                        ------------------------------------
                                                  Vice Chancellor